File No. 333-152355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

to

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZAPNAPS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2600

(Primary Standard Industrial Classification Code Number)

26-1250093

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 321-8253

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company [X ]

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	3,000,000	$0.025	$75,000.00	$2.95

(1) The offering price has been arbitrarily determined by the companyand bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

ZAPNAPS, INC.

3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of ZAPNAPS, INC. (“ZapNaps”) and it is not presently traded on any market or securities exchange. 3,000,000 shares of common stock are being offered for sale by the company to the public.

The price per share will be $0.025. ZapNaps will be selling all the shares and will receive all proceeds from the sale. The company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is July 23, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _____________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about ZAPNAPS, INC.

ZAPNAPS, INC. (“ZapNaps, “we”, “the company”) was incorporated in the State of Nevada as a for-profit company on October 10, 2007 and established a fiscal year end of January 31. We are a development-stage company that intends to produce and distribute a mini paper towel designed to be used inside the car with convenience, accessibility and a unique wet/dry cleaning combination.

Our product will be sold with a scented mini spray cleaning solution, designed to keep the inside of vehicles clean and with a long-lasting perfume.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8253 and our fax number is (703) 940-4500. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013 and fax number (775) 882-8628.

As of April 30, 2008, the end of the most recent fiscal quarter, ZapNaps had raised $10,000.00 through the sale of its common stock. There is $9,800 of cash on hand in the corporate bank account. The company currently has liabilities of $8,213, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $5,700.00. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

ZapNaps has 10,000,000 shares of common stock issued and outstanding and is registering additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.025 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. ZapNaps will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	3,000,000 shares of common stock are offered by the company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.025.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	13,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.025. ZapNaps may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if ZapNaps’ common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

ZapNaps will receive all proceeds from the sale of the common stock by the company. If all 3,000,000 common shares being offered are sold, the total gross proceeds to the company would be $75,000. The company intends to use the proceeds from this offering with (i) production and distribution costs, estimated at $33,000; (ii) to initiate the company's sales and marketing campaign, estimated at $35,000, (iii) and administrative expenses estimated to cost $1,300. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,700 are being paid for by ZapNaps.

Termination of the offering

The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. ZapNaps may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. ZapNaps has not authorized anyone to provide you with information different from that which is contained in this prospectus. The company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of April 30, 2008
Total Assets	$9,800
Total Liabilities	$8,213
Shareholder’s Equity	$1,587
Operating Data	October 10, 2007 (inception) through April 30, 2008
Revenue	$0.00
Net Loss	$8,413
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, ZapNaps has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The company considers the following to be the most significant material risks to an investor regarding this offering. ZapNaps should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Auditor’s Going Concern

There is substantial uncertainty about ZAPNAPS, INC.’s ability to continue its operations as a going concern

In their audit report dated June 24, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to ZapNaps, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “June 24, 2008 Audited Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

Risks Related To Our Financial Condition

Since the company anticipates operating expenses will increase prior to earning revenue, we may never achieve profitability

The company anticipates increases in its operating expenses, with no predictions revenues from its business activities. Within the next 12 months, the company will have costs related to production and distribution; initiation of the company's sales and marketing campaign; administrative expenses; preparation of this prospectus, the filing of this registration statement and other general corporate and working capital purposes.

There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

Without adequate financing, our business will fail, resulting in the complete loss of your investment

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain our operations. Currently, we do not have any arrangements for financing. We can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

Because there is no public trading market for our common stock, you may be unable to resell your stock

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price, other terms and conditions relative to the company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.

Investing in the company is highly speculative and could result in the entire loss of your investment

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets is worth. Investing in our company may result in an immediate loss

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.025 per common share as determined herein is substantially higher than the net tangible book value per share of ZapNaps’ common  stock.  ZapNaps’  assets do  not substantiate a share price of $0.025. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

ZapNaps’ management could issue additional shares, since the company has 75,000,000 authorized shares, diluting the current shareholders’ equity

The company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 13,000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

As we do not have an escrow or trust account for investors’ subscriptions, if we file for or are forced into bankruptcy protection, investors will lose their entire investment

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

As we may not be able to create or sustain a market for the company’s shares, it may be extremely illiquid

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company’s stock. Despite the company’s best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTCBB after this registration becomes effective and the company has completed its offering.

In the event the company’s shares are traded, it may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions which could severely affect the price and liquidity of the company’s shares

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares  of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Since the company’s sole officer and director currently owns 100% of the outstanding common stock, investors may find that her decisions are contrary to their interests

The company’s sole officer and director own 100% of the outstanding shares and will own about 77% after this offering is completed. As a result, she may have control of the company and be able to choose all the directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by her. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse her discretion in executing the company’s business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

Risks Related to Investing in Our Company

We lack an operating history and there is no assurance our future operations will result in profitable revenues, which could result in suspension or end of our operations

We were incorporated on October 10, 2007 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for interior car care products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. Without a profit, we may have to suspend or cease operations

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

As the company’s sole officer and director has other outside business activities, she may not be able to devote a majority of her time to the company, which may result in periodic interruptions or business failure

Mrs. Lalor, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mrs. Lalor, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company’s business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to ZapNaps’ business. However, she may not be able to devote sufficient time to the management of the company’s business, which may result in periodic interruptions in implementing its plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

Loss of our key management personnel could adversely affect our business

The company’s future success is entirely dependent on the efforts of its sole officer and director. Her departure or the loss of any other key personnel in the future could adversely affect our business. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole officer and director.

It may be impossible to hire additional experienced professionals when necessary and we may have to suspend or cease operations

Since our management does not have prior experience in the marketing of toilet paper or interior car care, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

In the case of the company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to the Company’s Market and Strategy

Since we are a new company and lack an operating history, we face a high risk of business failure which would result in the loss of your investment

ZapNaps is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made can be made. We were incorporated on October 10, 2007 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the interior car care industry and paper towel, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in our industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Company’s inability to implement the business strategy

The implementation of the company’s marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and partners, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and continue to operate within an environment of increasing competition. The inability of the company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

We may be unable to gain any significant market acceptance for our products or establish a significant market presence

The company’s growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, our products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

The company may be unable to manage its future growth

The company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

Risks Related to Investing in Our Business

The public may consider our product unnecessary

ZapNaps is bringing a new concept in interior car care. It is designed to replace fast-food napkins and cloths used inside the car, but the general public may not consider all the advantages of our product and not be interested in spend money on it.

Our product may not be able to distinguish itself in the market

There are a wide range of companies that offer similar products. If we are unable to demonstrate clearly the concept and advantages of our products, we may be unable to attract enough clients.

The company may be unable to make necessary arrangements at acceptable cost

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

General competition

The company has identified a market opportunity for our product to be used as a multi-functional interior car care mini paper towel. Competitors may enter this sector with superior products, conditions and benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth theuses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
OFFERING EXPENSES
Legal & Accounting	4,000	4,000	4,000	4,000
Printing	200	200	200	200
Transfer Agent	1,500	1,500	1,500	1,500
TOTAL	$5,700	$5,700	$5,700	$5,700

PRODUCTION &DISTRIBUTION
Samples production:	3,000	3,000	3,000	3,000
Initial production and distribution:	4,000	12,000	25,000	30,000
TOTAL	$7,000	$15,000	$28,000	$33,000

SALES & MARKETING
Website:	1,000	2,300	3,800	5,000
TV Advertisement:	-	9,000	11,000	20,000
Automotive Trade Shows:	4,750	5,000	7,000	10,000
TOTAL	$5,750	$16,300	$21,800	$35,000

ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	300	500	750	1,300
TOTAL	$300	$500	$750	$1,300
	=======	========	========	=======
TOTALS	$18,750	$37,500	$56,250	$75,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by ZapNaps and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on October 10, 2007. The company’s sole officer and director paid $0.001 per share, a difference of $0.024 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Net tangible book value per share before offering	$0.0001
Potential gain to existing shareholders	$75,000
Net tangible book value per share after offering	$0.0054
Increase to present stockholders in net tangible book value per share after offering	$0.0053
Capital contributions	$75,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	76.9%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.025
Dilution per share	$0.019
Capital contributions	$75,000
Percentage of capital contributions	88.2%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Dilution per share	$0.021
Capital contributions	$56,250
Percentage of capital contributions	84.9%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	18.3%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Dilution per share	$0.022
Capital contributions	$37,500
Percentage of capital contributions	78.9%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	13%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.025
Dilution per share	$0.023
Capital contributions	$18,750
Percentage of capital contributions	65.2%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	7%

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional of 3,000,000 shares of its common stock for possible resale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

ZapNaps will receive all proceeds from the sale of those shares. The price per share is fixed at $0.025 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the company must be made at the fixed price of $0.025 until a market develops for the stock.

The company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which ZapNaps has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

ZapNaps will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 77%of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, ZapNaps will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, Ph. D. 2667 Camino del Rio S. #B, California 92108 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On October 10, 2007, Mrs. Peggy Lalor, president and sole director, incorporated ZAPNAPS, INC. in the State of Nevada and established a fiscal year end of January 31.

ZapNaps intends to produce and distribute a mini paper towel that Velcro into cars and small spaces. Our product will be convenient, accessible and will present a unique wet/dry cleaning combination because it will come with a scented mini spray cleaning solution, designed to keep the inside of the vehicles clean and with a long-lasting perfume.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8253 and our fax number is (703) 940-4500. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013 and fax number (775)882-8628.

The Company has not yet implemented its business model and to date has generated no revenues.

ZapNaps has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

In 2001, it was estimated that there were approximately 600 million motor vehicles being driven on the streets of earth and it was believed that the number of cars on earth would double within the next 30 years. 1

According to the Bureau of Transportation Statistics 2003 data, there were 107 million US households, each with an average of 1.9 cars, trucks or sport utility vehicles and 1.8 drivers. That equals 204 million vehicles and 191 million drivers2.

_________________________

1  Stasenko, Marina - 2001, http://hypertextbook.com/facts/2001/MarinaStasenko.shtml

2  Miller, Leslie. Cars, trucks now outnumber drivers. Salon. 29 August 2003

At present, there are no convenient products being actively marketed to keep windshield, occupants & car clean. ZapNaps are designed to serve the large automobile market in North America and expand to international markets later.

Articles in the NY Times indicate the compressed family time spent commuting between endless activities resulted in all kinds of gadgets being sold to assist the consumption of meals on the go. Americans spend more than 100 hours each commuting by car to work every year, said the Census Bureau. A survey, conducted in 2003 by Harris Interactive and commissioned by Auto Expressions, a manufacturer of auto accessories like air fresheners and seat covers, found that almost half of drivers often eat in their vehicles3.

Description of Products

ZapNaps is a multi-purpose mini paper towel specially designed to be used inside the vehicles and small spaces. Because of its reduced size and the fact that it can be fixed anywhere with a Velcro system, it is always accessible whenever needed, even while driving. ZapNaps can be used either dry or wet in any cleaning need. It will come with a mini spray that contains a very powerful scented cleaning solution which also acts as an air purifier with its long-lasting perfume.

Competitive Advantages

The main use of wipes in cars are; mopping up spills, blowing nose, cleaning windshield, dash and glasses, cleaning up kids, checking oil and being handy when needed. The chart below examines the ability of the present products on the market to handle the tasks that people are looking for and why ZapNaps out performs all the others.

	Mop Up Spills	Clean Wind-shield	Clean Kids	Tears & Runny Nose	Clean Sun-glasses	Check Oil	Handy when needed
Fast Food Napkins	Yes	No	To some extent	Yes	To some extent	Yes	???

_________________________

3  Bonnie – October 26, 2005. Eating, Drinking, Cooking and, Oh yes, Driving, Too. The NY Times http://www.nytimes dot com/2005/10/26/automobiles/autospecial/26morris.html?ex=1287979200&en=f9f699ebe7f8f58a&ei=5090&partner=rssuserland&emc=rss

Large Paper Towels	Yes	To some extent	To some extent	Yes	Yes	Yes	No
Facial Tissue	To some extent	No	To some extent	Yes	To some extent	Yes	???
Rags	Yes	No	To some extent	No	To some extent	Yes	???
Baby Wipes	No	No	Yes	No	No	No	???
ZapNaps	YES	YES	YES	YES	YES	YES	YES

Marketing

Our marketing campaign will include: ZapNaps Exposition in Auto Trade Shows, where we will distribute some samples and do demonstrations; advertisement in television and marketing online through our website.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the mini paper towel industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, ZapNaps has no permanent staff other than its sole officer and director, Mrs. Peggy Lalor, who is the President and Chairman of the company. Mrs. Lalor is employed elsewhere and has the flexibility to work on ZapNaps up to 10 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

ZAPNAPS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2008

REPORT OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CHANGE IN STOCKHOLDERS’ EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

 2667 CAMINO DEL RIO S. PLAZA B  /  SAN DIEGO  /  CALIFORNIA 92108-3707

 TELEPHONE (858) 722-5953  /  FAX (858) 761-0341  /  FAX (858) 433-2979

 E-MAIL changgpark@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Zapnaps, Inc.

We have audited the accompanying balance sheets of Zapnaps, Inc. (A Development Stage “Company”) as of April 30, 2008 and the related statements of operations, changes in shareholders’ equity and cash flows for the three months ended, and for the period from October 10, 2007 (inception) to April 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zapnaps, Inc. as of April 30, 2008, and the result of its operations and its cash flows for the three months ended and for the period from October 10, 2007 (inception) to April 30, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

____________________

CHANG G. PARK, CPA

June 24, 2008

San Diego, CA

ZAPNAPS, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

	April 30, 2008	January 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ 9,800	$ 9,800
Total current assets	9,800	9,800

Total Assets	$ 9,800	$ 9,800

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 7,000 1,213	$ 3,000 1,213
Total current liabilities	8,213	4,213
Total Liabilities	$ 8,213	$ 4,213

STOCKHOLDER’S EQUITY (DEFICIT)
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock as of April 30 and January 31, 2008	10,000	10,000
Deficit accumulated during the development stage	(8,413)	(4,413)

Total stockholder’s equity (deficit)	1,587	5,587

Total liabilities and stockholder’s equity (deficit)	$ 9,800	$ 9,800

See accompanying Notes to Financial Statements

ZAPNAPS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three months ended April 30, 2008	October 10, 2007 (inception) to April 30, 2008
REVENUE
Revenue	$ -	-

EXPENSES

Office and general	$ -	$ (1,413)
Professional fees	$ (4,000)	(7,000)
Total General & Administration Expenses	(4,000)	$ (8,413)

NET LOSS	$ (4,000)	$ (8,413)

BASIC NET LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000

See accompanying Notes to Financial Statement

ZAPNAPS, INC.

(A Development Stage Company)

STATEMENT OFCHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

FROM October 10, 2007 (Inception) TO April 30, 2008

	Common Stock		Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Balance, October 10, 2007	-	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share December 3, 2007	10,000,000	10,000	-	10,000
Net loss year ended January 31, 2008			(4,413)	(4,413)

Balance, January 31, 2008	10,000,000	$ 10,000	$ (4,413)	$ 5,587

Net loss, April 30, 2008			$ (4,000)	$ (4,000)

Balance, April 30, 2008	10,000,000	$ 10,000	$ (8,413)	$ 1,587

See accompanying Notes to Financial Statement

ZAPNAPS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Three months ended April 30, 2008	October 10, 2007 (date of inception) to April 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,000)	$ (8,413)
Adjustment to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Increase in accrued expenses	4,000	7,000
Increase in shareholder loan	-	1,213

NET CASH USED IN OPERATING ACTIVITIES	-	(200)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH PROVIDED BY FINANCING ACTIVITIES	-	-

Proceeds from sale of common stock	-	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	10,000

NET INCREASE (DECREASE) IN CASH	-	9,800

CASH, BEGINNING OF PERIOD	9,800	-

CASH, END OF PERIOD	$ 9,800	$ 9,800

Supplemental cash flow information and non-cash financing activities:

Cash paid for:

Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

See accompanying Notes to Financial Statement

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Zapnaps, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totaling $8,413. The Company was incorporated on October 10, 2007 in the State of Nevada and established a fiscal year end of January 31. The Company is a development stage enterprise organized to produce and distribute mini paper towels for use in the automotive industry.

The financial information is audited. In the opinion of management, all adjustments necessary to present fairly the financial position as of April 30, 2008 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements.

Going concern

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of April 30, 2008, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.

SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of April 30, 2008 the Company had net operating loss carry forwards of approximately $8,413 that may be available to reduce future years’ taxable income and will expire beginning in 2028. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

NOTE 5 – STOCK TRANSACTIONS

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of April 30, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On December 3, 2007, the sole Director purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of April 30, 2008, the Company received advances from a Director in the amount of $1,213 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 7– STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of Capital Stock as of April 30, 2008:

•	Common stock, $0.001 par value: 75,000,000 shares authorized: 10,000,000 shares issued and outstanding

ZAPNAPS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2008

REPORT OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CHANGE IN STOCKHOLDERS’ EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Chang G. Park, CPA, Ph. D.

 2667 CAMINO DEL RIO S. PLAZA B  /  SAN DIEGO  /  CALIFORNIA 92108-3707

 TELEPHONE (858) 722-5953  /  FAX (858) 761-0341  /  FAX (858) 433-2979

 E-MAIL changgpark@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Zapnaps, Inc.

We have audited the accompanying balance sheets of Zapnaps, Inc. (A Development Stage “Company”) as of January 31, 2008 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and for the period from October 10, 2007 (inception) to January 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zapnaps, Inc. as of January 31, 2008, and the result of its operations and its cash flows for the years then ended and for the period from October 10, 2007 (inception) to January 31, 2008 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

____________________

CHANG G. PARK, CPA

June 19, 2008

San Diego, CA

ZAPNAPS, INC.

(A Development Stage Company)

BALANCE SHEETS

January 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ 9,800
Total current assets	9,800

Total Assets	$ 9,800

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 3,000 1,213
Total current liabilities	4,213
Total Liabilities	$ 4,213

STOCKHOLDER’S EQUITY (DEFICIT)
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000
Deficit accumulated during the development stage	(4,413)

Total stockholder’s equity (deficit)	5,587

Total liabilities and stockholder’s equity (deficit)	$ 9,800

See accompanying Notes to the Financial Statement

ZAPNAPS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year ended January 31, 2008	October 10, 2007 (inception) to January 31, 2008
REVENUE
Revenue	-	-

EXPENSES

Office and general	$ (1,413)	$ (1,413)
Professional fees	(3,000)	(3,000)
Total General & Administration Expenses	$ (4,413)	$ (4,413)

NET LOSS	$ (4,413)	$ (4,413)

BASIC NET LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,132,743

See accompanying Notes to the Financial Statement

ZAPNAPS, INC.

(A Development Stage Company)

STATEMENT OF CHANGES TO STOCKHOLDER’S EQUITY (DEFICIT)

FROM October 10, 2007 (INCEPTION) TO JANUARY 31, 2008

	Common Stock		Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount

Balance, October 10, 2007	-	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share December 3, 2007	10,000,000	10,000	-	10,000
Net loss year ended January 31, 2008			(4,413)	(4,413)

Balance, January 31, 2008	10,000,000	$ 10,000	$ (4,413)	$ 5,587

See accompanying Notes to Financial Statement

ZAPNAPS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year ended January 31, 2008	October 10, 2007 (inception) to January 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,413)	$ (4,413)
Adjustment to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Increase in accrued expenses	3,000	3,000
Increase in due to related party	1,213	1,213

NET CASH USED IN OPERATING ACTIVITIES	(200)	(200)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH PROVIDED BY FINANCING ACTIVITIES	-	-

Proceeds from issuance of common stock	10,000	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000	10,000

NET INCREASE (DECREASE) IN CASH	9,800	9,800

CASH, BEGINNING OF YEAR	-	-

CASH, END OF YEAR	$ 9,800	$ 9,800

Supplemental cash flow information and non-cash financing activities:

Cash paid for:

Interest	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -

See accompanying Notes to Financial Statement

37-

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Zapnaps, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totalling $4,413. The Company was incorporated on October 10, 2007 in the State of Nevada and established a fiscal year end of January 31. The Company is a development stage enterprise organized to produce and distribute mini paper towels for use in the automotive industry.

The financial information is audited. In the opinion of management, all adjustments necessary to present fairly the financial position as of January 31, 2008 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements.

Going concern

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of January 31, 2008, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholder’s equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use.

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SFAS 141(R)

applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

SFAS 160 - In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest.

SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 – INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of January 31, 2008 the Company had net operating loss carry forwards of approximately $4,413 that may be available to reduce future years’ taxable income and will expire beginning in 2027. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

ZAPNAPS, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

NOTE 5 – STOCK TRANSACTIONS

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of January 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On December 3, 2007, the sole Director purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of January 31, 2008, the Company received advances from a Director in the amount of $1,213 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 7– STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of Capital Stock as of January 31, 2008:

•	Common stock, $0.001 par value: 75,000,000 shares authorized: 10,000,000 shares issued and outstanding

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital and start the sales. The first stage of our operations over this period will be the production of samples. We expect to complete this step within 75 days of the effective date of this registration statement.

The second stage will be dedicated to the development of our company’s website and start the research of auto trade shows events. We expect to completely develop the website in 120 days of the effective date of this registration statement.

The third stage will be our Marketing and Sales campaign: the exposition in Auto Trade Shows and TV Advertisement. We expect to complete this stage within 270 days of the effective date of this registration statement.

The last stage consists in the initial mass production and distribution of our products. We expect to be fully operational within 360 days of the effective date of this registration statement.

Results of Operations

For the period from inception through April 30, 2008, we had no revenue. Expenses for the period totaled $8,413 resulting in a Net loss of $8,413.

Capital Resources and Liquidity

As of April 30, 2008 we had $9,800 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Mrs. Lalor has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-

secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Peggy Irene Lalor	50	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Peggy Irene Lalor is a leader who quickly gains respect and confidence of people allowing her to generate enthusiasm, motivate, communicate, persuade as well as be persuaded. She is independent, a self starter, who enjoys being part of a team, can delegate, make decisions, is receptive to change, questions the status quo and able to see the big picture with a fresh perspective to find innovative solutions. She is a visionary who has the unique ability to pull the required resources together to bring a vision to life. She is an entrepreneur who is attracted to challenging assignments in expanding new markets and would like work in Sales/Marketing/ Business Development.

Business Development/Sales & Marketing Experience

2004 - Present

Marketing Director for United Equities in Calgary, AB. Plan and oversee marketing & sales management for several companies including: ALW Canada/hotelwaterparks.com - a manufacturer and designer of Waterslides & Waterparks for hotels and amusement parks, Talent Rock Holdings – an internet based business attracting actors, singers, dancers & models to connect with agents, managers & recording studios through web hosting sites and events in world class resorts. Peggy is a partner in the creation, development and funding of a new style destination resort “Xventure Resorts” offering the thrill and adrenaline rush of extreme adventure sports in a safe and controlled environment, combined with an extreme "X2O" water park and surrounded by healthy lifestyle choices.

1995 - 2004

Developed and owned the largest outdoor sports and music festival in the U.S. which was created to promote the Columbia River Gorge, Oregon. This 8 day event began in 1996 and ran for 7 years attracting world class athletes and media from around the world. The Gorge Games grew to a $2.7 million annual budget (sponsor generated), $200,000 prize money, aired nationally on NBC Sports, Outdoor Life Network and in 20+ countries worldwide. As visionary/owner/developer, Peggy Lalor created partnerships, hired & managed staff, built a brand through broad marketing initiatives in a variety of media partnerships, sold million dollar sponsorships, managed legal issues, financial budgets, community and industry relations.

Other Entrepreneurial Pursuits from 1986 - Present

Created concept, built prototype and established manufacturing, of a miniature paper towel roll and spray cleaner that Velcro into cars and small spaces called ZapNaps.

Designed and manufactured a line of unique floatable swimsuits for children called Float-eez. Trademarked, created packaging and sold to major department store before abandoning project because of liability issues.

Designed small boat that worked in five different modes; windsurfer, sailing dingy, rowing shell, paddle and motor boat called “Take-5”. Now marketed by Dreams Away Leisure Products, Vancouver BC. 1990.

Created and marketed a unique style ofbeach shorts made of soft cotton flannel named “Fresh Bags”. The brand was a hot selling item in windsurfing community and the rights were sold to Bare Wetsuits of Vancouver BC in 1988.

Designed, sewed and marketed Windsurfing accessories for Dakine Hawaii – inventing the most widely used harness today – the waist harness.

Education

•	Georges Vanier Secondary School, Willowdale Ontario – graduated Grade 13
•	University of Waterloo, Studied economics 2.0 years, Waterloo Ontario
•	University of Oregon, lectured MBA & exec MBA Students on Sports Marketing

Other Affiliations & Awards

•	Gene Leo Memorial Award – Oregon’s Governor’s Award for Tourism (2000)
•	Earth Service Award – Presented by Claes Nobel of the Nobel Prize Family (1998)
•	Created Columbia Gorge Windsurfing Assoc. – served as executive director (’92-96)
•	Elected representative of Hood River Port Commission 1999
•	Driving force behind building 2 BMX courses & Skate Park for kids in HR community
•	Coach of Cooper Spur Ski Race Club (5 years)
•	Cellist in the Columbia Gorge Symphony (6 years)
•	Ranked in the top 5 pro women wave sailors in the world (Windsurfing in surf) (1983-86)

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mrs. Lalor other business interests and hers involvement in ZapNaps.

EXECUTIVE COMPENSATION

ZapNaps has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (October 10, 2007) through April 30, 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peggy Lalor President	2007 2008	0	0		0	0	0	0	0

We did not pay any salaries in 2007 or 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Peggy Lalor	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of ZapNaps has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. ZapNaps may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (October 10, 2007) through April 30, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peggy Lalor	0	0	0	0	0	0	0

At this time, ZapNaps has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of hers shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Peggy Lalor, #80-2256 29th ST NE Calgary, AB CANADA T1Y 7G4	10,000,000	100%	76.9%	81.7%	87%	93%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	76.9%	81.7%	87%	93%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Mrs. Lalor is the only “promoter” of our company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 3, 2007, we issued a total of 10,000,000 shares of common stock to Mrs. Peggy Lalor, our sole officer and director, for total cash consideration of $10,000.00. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being  registered,  we will, unless  in  the  opinion  of   our  counsel  the matter   has been   settled  by  controlling

precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.95
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$200.00
Transfer Agent Fees	$2,000.00
Accounting fees and expenses	$2,000.00
Legal fees and expenses	$1,500.00
Total	$5,702.95

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

ZapNaps is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 3, 2007

We have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000.00, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of ZAPNAPS, INC., dated October 10, 2007.

Exhibit 3(ii)

Bylaws of ZAPNAPS, INC. approved and adopted on October 10, 2007.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, dated July 3, 2008, regarding the legality of the securities being registered.

Exhibit 23

Consents of Chang G. Park, CPA, Ph. D. 2667 Camino del Rio S. #B, California 92108, dated July 2, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of ZAPNAPS, INC. for the period ending January 31, 2008 and April 30, 2008.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta, Canada, on this 23rd day of July, 2008.

ZAPNAPS, INC.

/s/ Peggy Irene Lalor

Peggy Irene Lalor

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Peggy Irene Lalor

Peggy Irene Lalor

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

July 23, 2008